Exhibit 99.1

ICEWEB COMPLETES $1.6 MILLION PRIVATE NON-REGISTERED OFFERING

Capital to be used to Execute Growth Strategy

STERLING, Va. – (PR NEWSWIRE) – July 9, 2012 – IceWEB™, Inc. (OTCBB: IWEB), www.IceWEB.com, a leading provider of Unified Data Storage appliances for cloud and virtual environments, today announced that the Company has received gross proceeds of approximately $1.6 million in a private placement offering to institutional and accredited investors. In conjunction with the closing, the Company issued approximately 13.45 million shares of its restricted common stock at a price of $0.12/share and warrants to purchase approximately 13.45 million shares of its common stock at a strike price of $0.15 per share.  The warrants are callable should the stock trade above $0.25 for ten straight trading days and have a five year expiration.  There is no cashless exercise provision on the warrants.

The shares issued to the investors and the shares underlying the warrants have not been registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not be deemed an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Hal Compton, Sr., IceWEB’s Chairman and interim Chief Executive Officer, commented, “This latest raise provides the capital needed to accelerate the company’s growth in its current business plan, specifically in the areas of sales and additional product development. Our products continue to improve, driving increased market demand from mid-enterprise organizations that realize the value of our unified data storage systems. Recent developments further strengthening the market position of our award-winning products include: the latest update of our IceSTORM operating system, our partnership with Rackspace for seamless cloud storage integration, and Microsoft Active Directory integration. Continuous third party market validation, strategic partnerships, and customer wins affirms the company’s strength in a market that is itself growing at astounding rates. The entire IceWEB management team, board of directors, and I remain extremely confident in IceWEB’s long-term growth strategy.”

Meyers Associates, LLC served as the Company’s placement agent for the transaction.

About IceWEB, Inc.
Headquartered just outside of Washington, D.C., IceWEB manufactures award-winning, high performance unified data storage appliances with enterprise storage management capabilities at a fraction of the price of traditional providers. Through thin provisioning, target deduplication and inline compression, IceWEB’s unified storage arrays enable standardization, consolidation and optimized storage utilization for virtual and cloud environments, saving up to 90% of storage costs, while reducing space, power and cooling requirements and simplifying storage management. For more information please call  800-465-4637 or visit www.IceWEB.com.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company’s filings with the SEC, which are available on its website at: http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934, as amended,  or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Contact:

IceWEB, Inc.

Investor Relations, 800-465-4637

investor@iceweb.com

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